UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): June 17, 2005

AMS HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-13343	73-1323256
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

711 NE 39th Street, Oklahoma City, OK 73105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 842-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

      On June 17, 2005, upon the recommendation of its audit committee, AMS Health Sciences, Inc. dismissed its principal accountant, Grant Thornton LLP, in order to institute certain cost saving measures.

      At no time during the past two years and subsequent interim periods did any report by Grant Thornton on AMS Health Sciences’ financial statements contain an adverse opinion or a disclaimer of opinion; nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Also, at no time did AMS Health Sciences have any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make a reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

16 Letter re: change in principal accountant

SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AMS HEALTH SCIENCES, INC.

REGGIE COOK
By: Reggie Cook
Chief Financial Officer

Date: June 17, 2005

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing
16	Letter re: change in independent accountants	Filed herewith